Exhibit 99.3

American Realty Capital Properties, Inc.

2014 Year End Supplemental Information

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American Realty
Capital Properties

Delivering Net Results™

www.arcpreit.com :: NASDAQ: ARCP

2325 East Camelback Road, Suite 1100 :: Phoenix, Arizona 85016

©2015 American Realty Capital Properties, Inc.

American Realty Capital Properties, Inc.
Table of Contents

 Year Ended December 31, 2014

American Realty Capital Properties, Inc.
Introductory Notes

The financial data and other information described in this Annual Supplement are as of the date this Annual Supplement was filed or an earlier date where indicated. Future performance may not be consistent with past performance and is subject to change with inherent risks and uncertainties.

This Annual Supplement contains certain statements that are the Company’s (as defined below) and its management’s hopes, intentions, beliefs, expectations or projections of the future and might be considered to be forward-looking statements under Federal securities laws. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve inherent risks and uncertainties. The Company’s actual future results may differ significantly from the matters discussed in these forward-looking statements, and we do not undertake to, and may not, release revisions to these forward-looking statements to reflect changes after we have made the statements. Factors and risks that could cause actual results to differ materially from expectations are disclosed from time to time in greater detail in the Company’s filings with the U.S. Securities and Exchange Commission (“SEC”), including, but not limited to, the Company’s Annual Report on Form 10-K filed with the SEC and amendments thereto filed with the SEC, as well as other reports and Company press releases filed with the SEC.

This Annual Supplement includes certain combined consolidated financial information. We use the terms “on a combined basis” throughout this Quarterly Supplement. The consolidated financial information combines the historical financial statements of American Realty Capital Properties, Inc. (“ARCP”, the “Company”, “we”, “us” and “our”), American Realty Capital Trust III, Inc. (“ARCT III”) and American Realty Capital Trust IV, Inc. (“ARCT IV”) after giving effect to the mergers of ARCT III and ARCT IV with and into a wholly owned subsidiary of ARCP and ARCP's operating partnership (the “ARCT III Merger” and “ARCT IV Merger”), respectively, using the carryover basis of accounting as ARCP, ARCT III and ARCT IV were considered to be entities under common control under United States generally accepted accounting principles (“U.S. GAAP”). The consolidated financial information should be read in conjunction with ARCP’s historical consolidated financial statements including the notes thereto, and the notes to the consolidated financial statements contained in its Annual Report on Form 10-K for the year ended December 31, 2014.

The combined consolidated financial information is presented for illustrative purposes only and does not purport to be indicative of the results that would actually have occurred if the ARCT III Merger and the ARCT IV Merger had occurred as presented in such statements. In addition, future results may vary significantly from the results reflected in such statements.

Definitions of specialized terms can be found at the end of this presentation beginning on page 32.

American Realty Capital Properties, Inc.
Company Information

Company Profile

American Realty Capital Properties, Inc. is a self-managed and self-administered real estate company, incorporated in Maryland on December 2, 2010 that qualified as a real estate investment trust (“REIT”) for U.S. federal income tax purposes beginning in the taxable year ended December 31, 2011. On September 6, 2011, the Company completed its initial public offering. Our business operates in two segments, Real Estate Investment (“REI”) and Cole Capital®, the Company's private capital management segment (“Cole Capital”). Through our REI segment, we acquire, own and operate single-tenant, freestanding commercial properties, primarily subject to long-term net leases with high credit quality tenants. We seek to acquire net lease assets granularly, by self-originating or purchasing such assets, or executing sale-leaseback transactions, small portfolio acquisitions and in connection with build-to-suit or forward take-out opportunities, to the extent they are appropriate in terms of capitalization rate and scale. Our high-quality property portfolio is generally net leased to corporate tenants. These tenants are primarily investment-grade rated (approximately 47% as of December 31, 2014), occupying properties located at the corner of “Main & Main” and in other strategic locations.
Cole Capital is responsible for raising capital for, managing the affairs of and identifying and making acquisitions and investments on behalf of non-traded REITs sponsored indirectly by the Company (the “Managed Programs”) on a day-to-day basis. We receive compensation and reimbursement for services relating to the Managed Programs’ offerings and the investment, management, financing and disposition of their respective assets, as applicable. Cole Capital allows us to generate earnings without the corresponding need to invest capital in that business or incur balance sheet debt in order to fund or expand operations. Cole Capital also develops new REIT offerings and coordinates receipt of regulatory approvals from the SEC, the Financial Industry Regulatory Authority, Inc. and various jurisdictions for such offerings. At the appropriate time, Cole Capital recommends to each of the Managed Program's respective board of directors an approach for providing investors with liquidity.
ARCP's common shares and Series F preferred shares trade on the NASDAQ Global Select Market under the tickers symbol “ARCP” and “ARCPP,” respectively.
Investment Strategy

Our investment strategy is designed to generate a predictable level of monthly rents paid by primarily investment-grade rated and other credit worthy tenants under long-term leases. Our ongoing focus will be on actively managing our portfolio of high-quality, well located net leased properties diversified by tenant, industry and geography. We intend to strategically reinvest certain disposition proceeds into core, single-tenant net lease real estate that maintains or improves the quality of our portfolio while seeking self-originated investment opportunities. Previously, we advanced our investment objectives by growing our net lease portfolio not only through granular self-originated acquisitions, but through strategic mergers and acquisitions. On February 28, 2013, ARCP completed its merger with ARCT III. On June 27, 2013, ARCP acquired a large portfolio from affiliates of GE Capital. On November 5, 2013, ARCP acquired CapLease, Inc. On January 3, 2014, ARCP acquired ARCT IV. On January 8, 2014, ARCP completed the acquisition of a large portfolio from affiliates of funds managed by Fortress Investment Group LLC. On February 7, 2014, ARCP acquired Cole Real Estate Investments, Inc. (“Cole”). On March 28, 2014, ARCP completed the acquisition of a large portfolio from Inland American Real Estate Trust, Inc. On May 19, 2014, ARCP acquired Cole Credit Property Trust, Inc. (“CCPT”). Finally, on July 30, 2014, ARCP completed the acquisition of the Red Lobster portfolio. As part of our focus on owing and managing single-tenant properties, we completed the sale of our multi-tenant shopping center portfolio to a Blackstone-DDR joint venture on October 17, 2014.

American Realty Capital Properties, Inc.
Company Information

Senior Management	Board of Directors

William G. Stanley, Interim Chief Executive Officer	William G. Stanley, Interim Chairman

Glenn J. Rufrano, Chief Executive Officer-Elect(1)	Thomas A. Andruskevich, Interim Lead Independent Director

Richard A. Silfen, Executive Vice President, General Counsel, and Secretary	Governor Edward G. Rendell, Independent Director(2)

Michael J. Sodo, Executive Vice President, Chief Financial Officer and Treasurer	Leslie D. Michelson, Independent Director(2)

Gavin B. Brandon, Senior Vice President and Chief Accounting Officer	Bruce D. Frank, Independent Director

Corporate Offices and Contact Information

2325 E. Camelback Road, Suite 1100	1065 Avenue of the Americas, Floor 23
Phoenix, AZ 85016	New York, NY 10018
800-606-3610	212-413-9100
www.arcpreit.com

Trading Symbols: ARCP, ARCPP

Stock Exchange Listing: NASDAQ Global Select Market

Transfer Agent
Computershare Trust Company, N.A.
250 Royall Street
Canton, MA 02021
800-736-3001

_______________________________________________
(1) The appointment of Mr. Rufrano as Chief Executive Officer was announced on March 10, 2015. He will officially assume the role on April 1, 2015 and, at such time, Mr. Stanley will resign as Interim Chief Executive Officer.
(2) On March 10, 2015, Messrs. Michelson and Rendell announced their plans to step down from the Board of Directors effective April 1, 2015.

American Realty Capital Properties, Inc.
Summary of Company and Financial Highlights

Company Highlights
Fourth Quarter Highlights as of December 31, 2014

•	Revenue of $418.8 million and net loss of $350.6 million, including impairments of $406.1 million

•	FFO per diluted share loss of $0.06 and AFFO per diluted share of $0.22

•	Acquired $21.0 million of real estate on the balance sheet in the fourth quarter with a cash cap rate of 7.3%

•	Sold 81 properties in the quarter for total net proceeds of approximately $1.9 billion, including the multi-tenant portfolio sale to a Blackstone-DDR joint venture for approximately $1.9 billion

•	Repaid $1.1 billion of debt in the fourth quarter, consisting of the net proceeds from the multi-tenant portfolio sale that were used to pay down the Company’s line of credit, net of borrowings

•	Raised $159.9 million of capital on behalf of the Cole Capital® managed REITs, including DRIP

•	Invested $942.8 million in 130 properties on behalf of the Cole Capital managed REITs

•
Entered into a settlement agreement with RCS Capital Corporation (“RCS Capital”) that resolved the dispute over the sale of Cole Capital, giving the Company consideration of $60.0 million to terminate the Equity Purchase Agreement and all related agreements and documents

Full-Year 2014 Highlights as of December 31, 2014

•	Revenue of $1.58 billion and net loss of $977.2 million, including impairments of $410.0 million and a $262.0 million loss on sale related to the disposition of the multi-tenant portfolio

•	FFO per diluted share of $0.18 and AFFO per diluted share of $0.90

•	Acquired $3.8 billion of real estate on the balance sheet in 2014 with a cash cap rate of 7.9%

•	Sold 111 properties for total net proceeds of approximately $2.1 billion

•	Raised $1.5 billion of capital on behalf of the Cole Capital managed REITs, including DRIP

•	Invested $3.3 billion in 577 properties on behalf of the managed REITs

Dividends

ARCP is currently reviewing its dividend policy and determining a common stock dividend in line with its industry peers.

American Realty Capital Properties, Inc.
Consolidated Balance Sheets
(in thousands)

	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014
ASSETS
Real estate investments, at cost:
Land	$3,472,298	$3,487,824	$3,343,235	$3,224,257
Buildings, fixtures and improvements	12,307,758	12,355,029	12,420,626	11,836,655
Land and construction in progress	77,450	86,973	62,594	40,459
Intangible lease assets	2,435,054	2,424,076	2,227,393	2,209,902
Total real estate investments, at cost	18,292,560	18,353,902	18,053,848	17,311,273
Less: accumulated depreciation and amortization	(1,034,122)	(828,624)	(660,617)	(428,566)
Total real estate investments, net	17,258,438	17,525,278	17,393,231	16,882,707
Investment in unconsolidated entities	98,053	100,762	102,047	105,775
Investment in direct financing leases, net	56,076	57,441	62,094	65,723
Investment securities, at fair value	58,646	59,131	219,204	213,803
Loans held for investment, net	42,106	96,981	97,587	98,185
Cash and cash equivalents	416,711	145,310	195,529	83,216
Restricted cash	62,651	72,754	69,544	55,559
Intangible assets, net	150,359	323,332	347,618	371,634
Deferred costs and other assets, net	389,922	446,606	418,199	304,097
Goodwill	1,894,794	2,096,450	2,293,020	2,298,677
Due from affiliates	86,122	55,666	73,686	8,719
Assets held for sale	1,261	1,887,872	38,737	—
Total assets	$20,515,139	$22,867,583	$21,310,496	$20,488,095

LIABILITIES AND EQUITY
Mortgage notes payable, net	$3,759,935	$3,782,407	$4,227,494	$4,234,074
Corporate bonds, net	2,546,499	2,546,294	2,546,089	2,545,884
Convertible debt, net	977,521	976,251	975,003	973,737
Credit facilities	3,184,000	4,259,000	1,896,000	2,415,800
Other debt, net	45,826	48,587	146,158	148,809
Below-market lease liabilities, net	317,838	318,494	281,954	286,579
Accounts payable and accrued expenses	163,025	180,338	174,942	149,542
Deferred rent, derivative and other liabilities	127,611	195,256	223,419	206,105
Distributions payable	9,995	9,927	10,779	11,233
Due to affiliates	559	2,757	3,184	2,614
Liabilities associated with assets held for sale	—	545,382	—	—
Total liabilities	11,132,809	12,864,693	10,485,022	10,974,377

Series D preferred stock	—	—	269,299	269,299

Series F preferred stock	428	428	427	427
Common stock	9,055	9,080	9,079	7,699
Additional paid-in capital	11,920,253	11,905,338	11,901,675	10,302,168
Accumulated other comprehensive income	2,728	8,600	7,058	8,463
Accumulated deficit	(2,778,576)	(2,182,731)	(1,639,208)	(1,358,743)
Total stockholders’ equity	9,153,888	9,740,715	10,279,031	8,960,014
Non-controlling interests	228,442	262,175	277,144	284,405
Total equity	9,382,330	10,002,890	10,556,175	9,244,419
Total liabilities and equity	$20,515,139	$22,867,583	$21,310,496	$20,488,095

American Realty Capital Properties, Inc.
Consolidated Statements of Operations
(in thousands, except per share data)

	Quarter Ended
	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014
Revenues:
Rental income	$346,928	$365,712	$314,519	$244,415
Direct financing lease income	791	625	1,181	1,006
Operating expense reimbursements	18,806	30,984	29,256	21,476
Cole Capital revenue	52,282	59,797	37,222	54,257
Total revenues	418,807	457,118	382,178	321,154
Operating expenses:
Cole Capital reallowed fees and commissions	9,326	15,398	7,068	34,436
Acquisition related	4,215	13,998	7,201	13,417
Merger and other non-routine transactions	25,162	7,632	7,422	160,298
Property operating	27,723	40,977	39,286	29,755
Management fees to affiliates	—	—	—	13,888
General and administrative	46,030	32,207	40,012	56,492
Depreciation and amortization	226,272	265,150	250,739	173,842
Impairments	406,136	2,299	1,556	—
Total operating expenses	744,864	377,661	353,284	482,128
Operating (loss) income	(326,057)	79,457	28,894	(160,974)
Other (expense) income:
Interest expense, net	(126,157)	(101,643)	(103,897)	(120,951)
Extinguishment of debt, net	(605)	(5,396)	(6,469)	(9,399)
Other income, net	93,827	7,556	11,936	10,210
Loss on derivative instruments, net	(172)	(17,484)	14,207	(7,121)
Gain on held for sale assets and disposition of properties, net	(1,263)	(256,894)	(1,269)	(17,605)
Gain on sale of investments	—	6,357	—	—
Total other expenses, net	(34,370)	(367,504)	(85,492)	(144,866)
Net loss	(360,427)	(288,047)	(56,598)	(305,840)
Net loss attributable to non-controlling interests	9,804	7,649	1,878	14,396
Net loss attributable to the Company	(350,623)	(280,398)	(54,720)	(291,444)
Basic and diluted net loss per share from continuing operations attributable to common stockholders	$(0.41)	$(0.35)	$(0.10)	$(0.58)
Basic and diluted net loss per share from discontinued operations attributable to common stockholders	$—	$—	$—	$—

American Realty Capital Properties, Inc.
Segment Reporting

The Company operates under two business segments - REI and Cole Capital. The following tables present a summary of the financial results and total assets for each business segment (in thousands):

	Year Ended December 31,
	2014	2013
REI:
Rental income	$1,271,574	$310,508
Direct financing lease income	3,603	2,244
Operating expense reimbursements	100,522	16,571
Total real estate investment revenues	1,375,699	329,323
Acquisition related	35,469	76,113
Merger and other non-routine transactions	198,545	210,543
Property operating	137,741	23,616
Management fees to affiliate	13,888	17,462
General and administrative	83,574	123,172
Depreciation and amortization	844,743	210,976
Impairment	100,547	3,346
Total operating expenses	1,414,507	665,228
Operating loss	(38,808)	(335,905)
Interest expense, net	(452,648)	(105,548)
Extinguishment of debt, net	(21,869)	—
Other income, net	80,636	3,824
Loss on derivative instruments, net	(10,570)	(67,946)
Loss on held for sale assets and disposition of properties, net	(277,031)	—
Loss on sale of investments in affiliates	—	(411)
Gain (loss) on sale of investments	6,357	(1,795)
Total other expenses, net	(675,125)	(171,876)
Net loss from continuing operations	(713,933)	(507,781)
Discontinued operations:
Loss from operations of held for sale assets	—	(34)
Net loss from discontinued operations	—	(34)
Net loss	$(713,933)	$(507,815)

Cole Capital:
Dealer manager and distribution fees, selling commissions and offering reimbursements	$87,109	$—
Transaction service fees	60,672	—
Management fees and reimbursements	55,777	—
Total Cole Capital revenues	203,558	—
Cole Capital reallowed fees and commissions	66,228	—
Acquisition related	3,362	—
Merger and other non-routine transactions	1,969	—
General and administrative expenses	91,167	—
Depreciation and amortization	71,260	—
Impairments	309,444	—
Total operating expenses	543,430	—
Total other income	42,893	—
Net loss	$(296,979)	$—

Total Company:
Total revenues	$1,579,257	$329,323
Total operating expenses	$1,957,937	$665,228
Total other expense	$(632,232)	$(171,876)
Loss from continuing operations	$(1,010,912)	$(507,781)
Income (loss) from discontinued operations	$—	$(34)
Net loss	$(1,010,912)	$(507,815)

American Realty Capital Properties, Inc.
Segment Reporting

	Total Assets as of
	December 31, 2014	December 31, 2013
REI	$19,821,440	$7,809,083
Cole Capital	693,699	—
Total	$20,515,139	$7,809,083

American Realty Capital Properties, Inc.
Reconciliation of GAAP Net Loss to Normalized EBITDA (1)
(in thousands)

The calculations of EBITDA and Normalized EBITDA, and reconciliation to net loss, which is the most directly comparable GAAP measure, are presented in the table below:

	Three Months Ended December 31, 2014			Three Months Ended December 31, 2013
	Total	REI	Cole Capital	Total	REI	Cole Capital
Net loss	$(360,427)	$(82,458)	$(277,969)	$(206,249)	$(206,249)	$—
Adjustments:
Interest expense	126,157	126,157	—	60,134	60,134	—
Depreciation and amortization	226,272	219,222	7,050	106,702	106,702	—
Income tax benefit	(27,979)	—	(27,979)	—	—	—
EBITDA	(35,977)	262,921	(298,898)	(39,413)	(39,413)	—
Management adjustments:
Loss on held for sale assets and disposition of properties, net	1,263	1,263	—	—	—	—
Acquisition related	4,215	853	3,362	1,572	1,572	—
Merger and other non-routine transactions	25,162	25,139	23	76,809	76,809	—
Impairments	406,136	96,692	309,444	—	—	—
Equity-based compensation	513	(2,504)	3,017	86,280	86,280	—
RCAP litigation settlement	(60,000)	(60,000)	—	—	—	—
Normalized EBITDA	$341,312	$324,364	$16,948	$125,248	$125,248	$—
_______________________________________________
(1) EBITDA and Normalized EBITDA are non-GAAP measures. See the Terms and Definitions section that begins on page 32 for a description of the Company's non-GAAP measures.

American Realty Capital Properties, Inc.
Funds From Operations and Adjusted Funds From Operations (1)
(in thousands, except share and per share data)

	Three Months Ended
	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014
Total Company:
Net Loss	$(360,427)	$(288,047)	$(56,598)	$(305,840)
Dividends on non-convertible preferred stock	(17,973)	(17,974)	(17,773)	(17,374)
Adjusted Net Loss	(378,400)	(306,021)	(74,371)	(323,214)
Loss on disposition of properties and held for sale assets	1,263	256,894	1,269	17,605
Depreciation and amortization of real estate assets	219,080	240,046	225,940	159,461
Impairment of real estate	96,692	2,299	1,556	—
Proportionate share of adjustments for unconsolidated entities	2,540	2,580	2,573	1,344
FFO	$(58,825)	$195,798	$156,967	$(144,804)

Acquisition related	4,215	13,998	7,201	13,417
Merger and other transaction related	25,162	7,632	7,422	160,298
Impairment of intangible assets	309,444	—	—	—
RCAP litigation settlement	(60,000)	—	—	—
Litigation insurance proceeds	(720)	(3,275)	—	—
Gain on sale of investment securities	—	(6,357)	—	—
Loss (gain) on derivative instruments, net	172	17,484	(14,207)	7,121
Amortization of premiums and discounts on debt and investments	11,461	(8,106)	(4,606)	(5,198)
Amortization of above- and below- market lease assets and liabilities	1,475	1,934	2,103	388
Net direct financing lease adjustments	448	620	137	390
Amortization and write off of deferred financing costs	23,475	12,486	10,985	44,976
Amortization of management contracts	6,233	24,288	24,024	13,992
Deferred tax benefit(2)	(33,324)	—	—	—
Loss on early extinguishment of debt	605	5,396	6,469	9,399
Straight-line rent	(25,367)	(24,871)	(17,413)	(7,520)
Non-cash equity compensation expense, net of forfeiture	(980)	5,541	5,690	21,574
Other adjustments	895	713	698	421
Proportionate share of adjustments for unconsolidated entities	1,090	1,268	464	318
AFFO	$205,459	$244,549	$185,934	$114,772

Weighted-average shares outstanding - basic	902,528,136	902,096,102	815,406,408	547,470,771
Effect of dilutive securities	29,629,740	44,970,255	52,613,117	51,151,614
Weighted-average shares outstanding - diluted(3)	932,157,876	947,066,357	868,019,525	598,622,385

AFFO per diluted share	$0.22	$0.26	$0.21	$0.19

American Realty Capital Properties, Inc.
Funds From Operations and Adjusted Funds From Operations (1)
(in thousands, except share and per share data)

	Three Months Ended
	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014
REI:
Net Loss	$(82,458)	$(289,133)	$(46,124)	$(296,218)
Dividends on non-convertible preferred stock	(17,973)	(17,974)	(17,773)	(17,374)
Adjusted net loss	(100,431)	(307,107)	(63,897)	(313,592)
Loss on disposition of properties and held for sale assets	1,263	256,894	1,269	17,605
Depreciation and amortization of real estate assets	219,080	240,046	225,940	159,461
Impairment of real estate	96,692	2,299	1,556	—
Proportionate share of adjustments for unconsolidated entities	2,540	2,580	2,573	1,344
FFO	$219,144	$194,712	$167,441	$(135,182)

Acquisition related	853	13,998	7,201	13,417
Merger and other transaction related	25,139	7,613	5,999	159,794
RCAP litigation settlement	(60,000)	—	—	—
Litigation insurance proceeds	(720)	(3,275)	—	—
Gain on sale of investment securities	—	(6,357)	—	—
Loss (gain) loss on derivative instruments, net	172	17,484	(14,207)	7,121
Amortization of premiums and discounts on debt and investments	11,461	(8,106)	(4,606)	(5,198)
Amortization of above- and below- market lease assets and liabilities	1,475	1,934	2,103	388
Net direct financing lease adjustments	448	620	137	390
Amortization and write off of deferred financing costs	23,475	12,486	10,985	44,976
Loss on early extinguishment of debt	605	5,396	6,469	9,399
Straight-line rent	(25,367)	(24,871)	(17,413)	(7,520)
Non-cash equity compensation expense, net of forfeiture	(3,997)	2,086	3,575	20,640
Other adjustments	156	3	40	121
Proportionate share of adjustments for unconsolidated entities	1,090	1,268	464	318
AFFO	$193,934	$214,991	$168,188	$108,664

Cole Capital:
Net Loss	$(277,969)	$1,086	$(10,474)	$(9,622)
FFO	$(277,969)	$1,086	$(10,474)	$(9,622)

Acquisition related	3,362	—	—	—
Merger and other transaction related	23	19	1,423	504
Impairment of intangible assets	309,444	—	—	—
Amortization of management contracts	6,233	24,288	24,024	13,992
Deferred tax benefit(2)	(33,324)	—	—	—
Non-cash equity compensation expense, net forfeiture	3,017	3,455	2,115	934
Other adjustments	739	710	658	300
AFFO	$11,525	$29,558	$17,746	$6,108
_______________________________________________
(1) FFO and AFFO are non-GAAP measures. See the Terms and Definitions section that begins on page 32 for a description of the Company’s non-GAAP measures.
(2) The Company recognized a tax benefit of $40.6 million in net loss. This adjustment represents the non-current portion of the benefit in order to show only the current portion of the benefit as an impact to AFFO.
(3) Weighted-average shares for all periods presented excludes the effect of the convertible debt as the effect would be antidilutive.

American Realty Capital Properties, Inc.
Adjusted G&A
(in thousands)

	Three Months Ended December 31, 2014			Three Months Ended December 31, 2013
	Total	REI	Cole Capital	Total	REI	Cole Capital
General and administrative	$46,030	$14,994	$31,036	$99,251	$99,251	$—
Less:
Equity-based compensation	(513)	2,504	(3,017)	(86,280)	(86,280)	—
Expense reimbursements from Managed Programs (1)	(6,819)	—	(6,819)	—	—	—
Adjusted general and administrative (2)	$38,698	$17,498	$21,200	$12,971	$12,971	$—
_______________________________________________
(1) Expense reimbursements from Managed Programs represents expenses incurred during the three months ended December 31, 2014 for which reimbursement revenue was recorded.
(2) Adjusted G&A is a non-GAAP measure. See the Terms and Definitions section that begins on page 32 for a description of the Company's non-GAAP measures.

American Realty Capital Properties, Inc.
Financial and Operational Statistics and Ratios
(in thousands, expect share and per share amounts)

The following table presents certain financial and real estate portfolio information for the Company as of and for the three months ended December 31, 2014.

Financial Ratios:
Annualized Normalized EBITDA (1) (2)	$1,365,248
Net debt plus preferred equity to Annualized Normalized EBITDA	8.15x
Net debt to Annualized Normalized EBITDA (1) (2) (3)	7.36x
Gross real estate and related assets (4)	$18,154,404
Debt to gross real estate and related assets (4) (5)	57.91%
Unsecured debt to gross real estate and related assets (4)	37.09%
Interest coverage ratio (6)	3.13x
Weighted-average cost of debt (7)	3.47%
Weighted average years to maturity of debt	4.7
Owned Property Information:
Number of properties	4,648
Number of tenants	803
Total rentable square feet (thousands)	103,149
Occupancy (8)	99.3%
Weighted average lease term remaining (years) (9)	11.8
Percentage of investment-grade tenants (10)	46.87%
Percentage of rated, non-investment grade tenants	23.23%
_______________________________________________

(1)
Normalized EBITDA is a non-GAAP measure. See the Terms and Definitions section that begins on page 32 for a description of the Company's non-GAAP measures and page 9 for reconciliation of net income to Normalized EBITDA.

(2)	Annualized based on the three months ended December 31, 2014.

(3)	Net debt represents total GAAP-basis debt less cash.

(4)
Gross real estate and related assets represent total gross real estate and related assets, including investments in loans held for investment, investment securities and net investment in unconsolidated entities, net of gross intangible lease liabilities.

(5)	Debt represents total GAAP-basis debt.

(6)	Interest coverage ratio is calculated by dividing Annualized Normalized EBITDA by annualized interest expense.

(7)
Weighted average cost of debt is calculated based on the Company's total debt outstanding of $10.5 billion as of December 31, 2014. Rates ranging from 1.95% to 3.11% were used to calculate the variable debt payment obligations in future periods. These were the rates effective as of December 31, 2014.

(8)	Occupancy is the percent of rentable square feet for which there is a lease in place.

(9)	Weighted-average lease term remaining is calculated using the remaining non-cancelable lease terms.

(10)
Percentage of investment-grade tenants is based on annualized rental revenue from tenants with credit ratings of BBB- or higher. Tenant credit rating may reflect the credit rating of the parent company or guarantor.

American Realty Capital Properties, Inc.
Debt and Preferred Equity Summary
(in thousands)

Principal Payments Due on Debt Maturities:	Total	2015	2016	2017	2018	2019	Thereafter
Mortgage notes payable	$3,689,795	$163,821	$250,658	$457,903	$221,105	$297,146	$2,299,162
Corporate bonds	2,550,000	—	—	1,300,000	—	750,000	500,000
Convertible debt	1,000,000	—	—	—	597,500	—	402,500
Unsecured credit facility	3,184,000	—	—	—	3,184,000	—	—
Other debt	45,325	11,862	12,516	7,680	13,267	—	—
Total	$10,469,120	$175,683	$263,174	$1,765,583	$4,015,872	$1,047,146	$3,201,662

Debt Type	Percentage of Total Debt	Weighted-Average Effective Interest Rate	Weighted-Average Years to Maturity
Mortgage notes payable	35.2%	4.88%	6.2
Corporate bonds	24.4%	2.80%	4.1
Convertible debt	9.6%	3.30%	4.5
Unsecured credit facility	30.4%	2.38%	3.5
Other debt	0.4%	5.81%	3.0
Total	100.0%	3.47%	4.7

Debt Type	Percentage of Total Debt	Weighted-Average Effective Interest Rate	Weighted-Average Years to Maturity
Total unsecured debt	64.4%	2.68%	3.9
Total secured debt	35.6%	4.89%	6.2
Total	100.0%	3.47%	4.7

Total fixed rate debt	79.2%	3.81%	5.4
Total floating rate debt	20.8%	1.51%	3.5
Total	100.0%	3.47%	4.7

Preferred Equity	Amount Outstanding	Percent of Total Preferred Equity	Dividend Rate
Series F preferred stock	$1,070,560	100.00%	6.7%

American Realty Capital Properties, Inc.
Mortgage Notes Payable
(dollars in thousands)

Lender	Maturity	Outstanding Balance as of December 31, 2014	Coupon Rate	Effective Rate	Payment Terms (1)
Cantor Commercial Real Estate Lending, L.P.	1/6/2024	$465,000	4.97%	5.04%	I/O
Wells Fargo Bank, National Association	8/10/2036	281,449	4.16%	4.16%	P&I
Cantor Commercial Real Estate Lending, L.P.	1/6/2024	155,000	4.97%	5.04%	I/O
Wells Fargo Bank, National Association	1/1/2018	133,025	5.61%	5.69%	I/O through 02/01/2016, then P&I
The Royal Bank of Scotland Plc	5/1/2023	124,300	3.84%	3.89%	I/O
JPMorgan Chase Bank, N.A.	9/1/2020	104,308	5.55%	5.63%	P&I
Bank of America, N.A.	1/1/2017	94,884	6.30%	6.30%	I/O
Wells Fargo Bank, National Association	3/1/2023	74,250	4.23%	4.29%	I/O
Wells Fargo Bank, National Association	7/1/2022	68,110	4.54%	4.60%	I/O
Wells Fargo Bank, National Association	1/1/2023	66,000	4.24%	4.30%	I/O
Goldman Sachs Commercial Mortgage Capital, L.P.	6/6/2020	63,600	5.73%	5.81%	I/O through 07/06/2015, then P&I
Wells Fargo Bank, National Association	5/1/2021	60,450	5.54%	5.61%	I/O
PNC Bank, National Association	1/1/2019	59,500	4.10%	4.16%	I/O
New York State Teachers' Retirement System	3/1/2019	55,000	4.41%	4.41%	I/O
Citigroup Global Markets Realty Corp	5/6/2022	54,300	6.05%	6.13%	I/O
Wachovia Bank, National Association	9/11/2015	53,798	5.32%	5.39%	P&I
US Bank National Association	11/11/2014	52,594	5.23%	5.30%	I/O
Bank of America, N.A.	1/1/2017	51,836	5.90%	5.90%	I/O
Capital One, N.A.	11/20/2019	51,400	3.27%	3.32%	I/O through 11/01/2017, then P&I
American General Life Insurance Company	11/1/2021	51,250	5.25%	5.25%	I/O
Wells Fargo Bank, National Association	2/1/2017	48,500	3.75%	3.80%	I/O
JPMorgan Chase Bank, N.A.	5/1/2021	46,910	5.53%	5.61%	I/O
Goldman Sachs Commercial Mortgage Capital, L.P.	5/6/2021	46,670	5.92%	6.01%	I/O
US Bank National Association	7/11/2016	43,700	6.03%	6.11%	I/O
People's United Bank	4/1/2021	42,500	5.55%	5.63%	I/O through 05/01/2016, then P&I
JPMorgan Chase Bank, N.A.	6/1/2020	41,610	5.71%	5.79%	I/O through 07/01/2015, then P&I
Wells Fargo Bank, National Association	6/1/2022	41,000	4.73%	4.80%	I/O
MORGAN STANLEY MORTGAGE CAPITAL HOLDINGS LLC	1/1/2023	40,800	4.46%	4.52%	I/O
US Bank National Association	7/1/2015	39,332	5.10%	5.17%	P&I
JPMorgan Chase Bank, N.A.	11/1/2019	38,500	4.10%	4.15%	I/O
JPMorgan Chase Bank, N.A.	11/1/2017	38,315	6.34%	6.34%	I/O
LaSalle Bank National Association	1/1/2016	38,234	5.68%	5.76%	P&I
Wells Fargo Bank, National Association	3/1/2017	36,600	3.76%	3.81%	I/O
The Royal Bank of Scotland Plc	1/1/2021	34,000	5.48%	5.56%	I/O
The Royal Bank of Scotland Plc	4/11/2015	32,673	7.07%	7.17%	P&I
Goldman Sachs Mortgage Company	12/6/2020	31,500	5.25%	5.32%	I/O
Oritani Bank	5/1/2024	30,050	3.25%	3.30%	I/O through 05/01/2019, then P&I
Goldman Sachs Mortgage Company	12/6/2020	30,000	5.25%	5.32%	I/O
BOKF, NA dba Bank of Oklahoma	7/29/2018	29,954	4.10%	4.16%	I/O
Jackson National Life Insurance Company	10/1/2021	29,450	4.25%	4.25%	I/O through 11/01/2018, then P&I
German American Capital Corporation	10/6/2022	29,160	4.48%	4.54%	I/O
PNC Bank, National Association	9/1/2022	28,818	4.00%	4.00%	P&I
LaSalle Bank National Association	1/1/2016	28,763	5.69%	5.77%	I/O through 02/01/2015, then P&I

American Realty Capital Properties, Inc.
Mortgage Notes Payable
(dollars in thousands)

Lender	Maturity	Outstanding Balance as of December 31, 2014	Coupon Rate	Effective Rate	Payment Terms (1)
German American Capital Corporation	10/6/2022	$28,440	4.48%	4.54%	I/O
BOKF, NA dba Bank of Texas	7/31/2017	28,350	3.27%	3.32%	I/O
PNC Bank, National Association	6/1/2022	27,750	4.22%	4.28%	I/O
GS Commercial Real Estate LP	8/6/2019	27,725	4.73%	4.79%	I/O
Jackson National Life Insurance Company	7/1/2019	27,200	3.10%	3.10%	I/O
LaSalle Bank National Association	1/1/2017	25,620	5.81%	5.89%	I/O
Bank of America, N.A.	9/1/2017	24,943	5.28%	5.35%	P&I
Jackson National Life Insurance Company	2/1/2021	24,000	4.50%	4.50%	I/O through 03/01/2018, then P&I
John Hancock Life Insurance Company	10/1/2022	22,500	4.04%	4.04%	I/O
BOKF, NA dba Bank of Texas	12/31/2018	21,766	3.57%	3.62%	I/O
German American Capital Corp	6/6/2022	19,886	4.60%	4.66%	P&I
Aviva Life and Annuity Company	7/1/2021	19,600	5.02%	5.02%	I/O through 08/01/2019, then P&I
The Variable Annuity Life Insurance Company	1/1/2023	19,525	4.00%	4.00%	I/O
MORGAN STANLEY MORTGAGE CAPITAL HOLDINGS LLC	5/10/2021	19,513	5.67%	5.75%	I/O
Oritani Bank	5/1/2024	18,889	3.25%	3.30%	I/O through 05/01/2019, then P&I
The Royal Bank of Scotland Plc	3/1/2021	18,100	5.88%	5.96%	I/O
US Bank National Association	12/11/2016	17,500	5.55%	5.63%	I/O
JPMorgan Chase Bank, National Association	5/1/2021	16,620	5.54%	5.61%	P&I
BOKF, NA dba Bank of Texas	7/31/2017	16,555	3.28%	3.32%	I/O
US Bank National Association	1/11/2017	16,200	5.48%	5.56%	I/O
Wachovia Bank, National Association	12/11/2016	16,043	5.63%	5.71%	I/O
Wells Fargo Bank, National Association	4/11/2015	15,754	13.00%	13.00%	P&I
Wells Fargo Bank, National Association	3/20/2023	15,464	3.23%	3.23%	I/O
Oritani Bank	1/1/2023	15,000	3.75%	3.75%	I/O through 01/01/2018, then P&I
US Bank National Association	5/1/2016	14,936	5.84%	5.92%	P&I
BOKF, NA dba Bank of Texas	12/31/2018	14,150	3.57%	3.62%	I/O
Wells Fargo Bank, National Association	3/1/2016	13,500	5.17%	5.24%	I/O
BOKF, NA dba Bank of Texas	12/31/2020	13,420	4.25%	4.31%	I/O
US Bank National Association	7/1/2016	13,076	6.05%	6.13%	P&I
BOKF, NA dba Bank of Texas	7/13/2017	12,725	3.43%	3.48%	I/O
Goldman Sachs Commercial Mortgage Capital, L.P.	9/6/2017	12,270	3.70%	3.75%	I/O
Customers Bank	12/1/2016	11,940	3.75%	3.80%	I/O
JPMorgan Chase Bank, N.A.	7/1/2020	11,375	5.50%	5.58%	I/O through 08/01/2015, then P&I
US Bank National Association	2/11/2017	10,332	5.68%	5.76%	I/O
US Bank National Association	11/11/2016	10,137	5.50%	5.58%	I/O
40/86 Mortgage Capital, Inc.	1/1/2019	10,050	5.00%	5.00%	I/O
Monumental Life Insurance Company	4/1/2023	9,882	3.95%	3.95%	I/O through 05/01/2014, then P&I
Wachovia Bank, National Association	6/11/2016	8,625	6.56%	6.65%	I/O
Transamerica Life Insurance Company	8/1/2030	7,743	5.57%	5.57%	P&I
Transamerica Life Insurance Company	8/1/2030	6,917	5.32%	5.32%	P&I
Amegy Bank, National Association	8/31/2016	6,793	1mo. Libor + 2.95%	3.11%	I/O
US Bank National Association	5/11/2017	6,262	5.45%	5.53%	I/O
Customers Bank	8/16/2017	5,500	3.63%	3.68%	I/O
BOKF, NA dba Bank of Texas	10/31/2016	5,060	3.70%	3.75%	I/O

American Realty Capital Properties, Inc.
Mortgage Notes Payable
(dollars in thousands)

Lender	Maturity	Outstanding Balance as of December 31, 2014	Coupon Rate	Effective Rate	Payment Terms (1)
Wells Fargo Bank, National Association	3/1/2017	$4,800	3.76%	3.81%	I/O
US Bank National Association	4/15/2019	1,970	5.40%	5.48%	I/O
Capital Lease Funding, LLC	7/15/2018	1,916	7.20%	7.20%	P&I
Bear Stearns Commercial Mortgage, Inc.	9/1/2017	1,678	5.88%	5.97%	I/O
BOKF, NA dba Bank of Texas	4/12/2018	1,562	3.39%	3.44%	I/O
US Bank National Association	12/11/2016	1,513	6.18%	6.27%	I/O
US Bank National Association	12/11/2015	674	5.83%	5.91%	I/O
BOKF, NA dba Bank of Texas	4/12/2018	562	3.39%	3.44%	I/O
Transamerica Life Insurance Company	8/1/2030	391	5.93%	5.93%	P&I
		$3,689,795	4.86%	4.88%
_______________________________________________
(1) I/O means only interest is due monthly with the principal at due maturity; P&I means both principal and interest are due monthly.

American Realty Capital Properties, Inc.
Bond and Line of Credit Covenants

The following is a summary of key financial covenants for the Company's unsecured credit facility and senior unsecured notes, as defined and calculated per the terms of the facility's credit agreement and the notes(1) governing document, respectively. These calculations, which are not based on U.S. GAAP measurements, are presented to investors to show our ability to incur additional debt only and are not measures of our liquidity or performance.

Unsecured Credit Facility Key Covenants (1)	Required	December 31, 2014
Maximum leverage ratio	≤ 60%	47.1%
Minimum fixed charge coverage ratio	> 1.5x	2.1x
Secured leverage ratio	≤ 45%	17.7%
Total unencumbered asset value ratio	≤ 60%	48.9%
Minimum tangible net worth covenant	≥ $5.50B	$8.15B
Minimum unencumbered interest coverage ratio	≥1.75x	4.34x

Senior Notes Key Covenants (1)	Required	December 31, 2014
Limitation on incurrence of total debt	≤ 65%	54.1%
Limitation on incurrence of secured debt	≤ 40%	19.6%
Debt service coverage ratio	≥1.5x	2.1x
Maintenance of total unencumbered assets	≥150%	210.3%
_______________________________________________
(1) As of December 31, 2014, the Company believes it's in compliance with all covenants based on the covenant limits and calculations in place at that time.

American Realty Capital Properties, Inc.
Same Store Summary
(Dollars in thousands)

The Company reviews the stabilized operating results from properties that were owned for the entirety of both the current and prior year reporting periods, referred to as "same store." The following tables show the Company's same store portfolio statistics which included 698 properties acquired prior to January 1, 2013 and owned though December 31, 2014, excluding properties acquired though unconsolidated joint ventures:

	Year Ended December 31,		Increase/(Decrease)
	2014	2013	$ Change	% Change
Same store base rental revenue(1)	$146,865	$146,030	$835	0.6%
Same store other rental revenue(1)	4,014	4,982	(968)	(19.4)%
Total	$150,879	$151,012	$(133)	(0.1)%

		Base Rental Revenue(1)
	Number of	Year Ended December 31,		Increase/(Decrease)
	Properties	2014	2013	$ Change	% Change
Retail	589	$71,768	$71,265	$503	0.7%
Restaurant	40	5,308	5,232	76	1.5%
Office	26	24,995	24,872	123	0.5%
Distribution	43	44,794	44,661	133	0.3%
Total	698	$146,865	$146,030	$835	0.6%
_______________________________________________
(1) Base rental revenue represents contractual base rental revenue earned. Same store other rental revenue includes certain GAAP adjustments to rental revenue, such as straight-line rent and amortization of above market intangible lease assets and below market lease intangible liabilities.

American Realty Capital Properties, Inc.
Top 10 Concentrations
(Dollars in thousands)

Tenant Concentration	Number of Leases	Square Feet	Square Feet as a % of Total Portfolio	Annualized Rental Income	Annualized Rental Income as a % of Total Portfolio	Investment Rating
Red Lobster	522	3,888,996	3.77%	$159,628	11.59%	B-
CVS	176	2,421,990	2.35%	52,351	3.80%	BBB+
Walgreens	123	1,785,789	1.73%	44,732	3.25%	BBB
Family Dollar	395	3,209,936	3.11%	35,022	2.54%	BBB-
Dollar General	406	3,755,764	3.64%	34,298	2.49%	BBB-
FedEx	55	3,346,465	3.24%	32,625	2.37%	BBB
General Service Administration	23	1,020,641	0.99%	23,674	1.72%	AA+
Albertson's	33	1,923,485	1.86%	23,633	1.72%	B
Citizens Bank	190	973,241	0.94%	22,861	1.66%	A-
AT&T	5	1,313,271	1.27%	22,747	1.65%	A-
	1,928	23,639,578	22.90%	$451,571	32.79%

Tenant Industry Concentration	Number of Leases	Square Feet	Square Feet as a % of Total Portfolio	Annualized Rental Income	Annualized Rental Income as a % of Total Portfolio
Restaurants - Other	998	6,818,126	6.61%	$253,936	18.44%
Manufacturing	69	19,428,581	18.84%	127,237	9.24%
Restaurants - Quick Service	1,218	4,372,927	4.24%	121,506	8.83%
Retail - Pharmacy	339	4,915,236	4.77%	110,836	8.05%
Retail - Discount	830	10,282,525	9.97%	93,982	6.83%
Finance	309	3,086,515	2.99%	65,965	4.79%
Professional Services	72	4,242,109	4.11%	59,606	4.33%
Retail - Grocery & Supermarket	87	5,631,656	5.46%	59,055	4.29%
Retail - Home & Garden	103	7,866,439	7.63%	57,724	4.19%
Logistics	63	4,800,451	4.65%	41,507	3.01%
	4,088	71,444,565	69.27%	$991,354	72.00%

Geographic Concentration	Number of Leases	Square Feet	Square Feet as a % of Total Portfolio	Annualized Rental Income	Annualized Rental Income as a % of Total Portfolio
Texas	628	12,037,105	11.67%	$175,323	12.73%
Illinois	193	6,136,866	5.95%	82,280	5.98%
Florida	303	5,230,412	5.07%	81,141	5.89%
California	102	5,028,083	4.87%	75,691	5.50%
Georgia	227	5,010,854	4.86%	67,873	4.93%
Pennsylvania	176	5,806,529	5.63%	60,286	4.38%
Ohio	301	5,829,486	5.65%	56,768	4.12%
Arizona	88	3,009,724	2.92%	53,067	3.85%
Indiana	147	5,972,034	5.79%	46,595	3.38%
North Carolina	187	3,965,561	3.84%	43,417	3.15%
	2,352	58,026,654	56.25%	$742,441	53.91%

American Realty Capital Properties, Inc.
Tenants Comprising Over 1% of Annualized Rental Income
(Dollars in thousands)

Tenant	Number of Leases	Square Feet	Square Feet as a % of Total Portfolio	Annualized Rental Income	Annualized Rental Income as a % of Total Portfolio	Investment Rating
Red Lobster	522	3,888,996	3.77%	$159,628	11.59%	B-
CVS	176	2,421,990	2.35%	52,351	3.80%	BBB+
Walgreens	123	1,785,789	1.73%	44,732	3.25%	BBB
Family Dollar	395	3,209,936	3.11%	35,022	2.54%	BBB-
Dollar General	406	3,755,764	3.64%	34,298	2.49%	BBB-
FedEx	55	3,346,465	3.24%	32,625	2.37%	BBB
General Service Administration	23	1,020,641	0.99%	23,674	1.72%	AA+
Albertson's	33	1,923,485	1.86%	23,633	1.72%	B
Citizens Bank	190	973,241	0.94%	22,861	1.66%	A-
AT&T	5	1,313,271	1.27%	22,747	1.65%	A-
BJ's Wholesale Club	13	2,223,069	2.16%	19,254	1.40%	B-
AON	8	1,203,066	1.17%	18,154	1.32%	A-
Petsmart	22	857,565	0.83%	17,610	1.28%	BB+
Goodyear	10	4,727,594	4.58%	16,550	1.20%	BB-
Lowe's	16	2,134,012	2.07%	16,180	1.18%	A-
Tractor Supply	58	1,213,001	1.18%	15,709	1.14%	NR
Apollo Group	1	599,664	0.58%	14,951	1.09%	NR
Wal-Mart	9	1,944,108	1.88%	14,608	1.06%	AA
Home Depot	12	2,161,832	2.10%	14,252	1.04%	A
Amazon	3	3,048,444	2.96%	14,159	1.03%	AA-
	2,080	43,751,933	42.41%	$612,998	44.53%

American Realty Capital Properties, Inc.
Tenant Industry Diversification
(Dollars in thousands)

Industry	Number of Leases	Square Feet	Square Feet as a % of Total Portfolio	Annualized Rental Income	Annualized Rental Income as a % of Total Portfolio
Accomodation & Food Services	1	9,513	—%	$228	—%
Administrative & Support Services	5	430,227	0.4%	4,054	0.3%
Agricultural	2	137,520	0.1%	1,245	0.1%
Education	5	1,887,164	1.8%	20,763	1.5%
Entertainment & Recreation	23	850,981	0.8%	15,752	1.1%
Finance	309	3,086,515	3.0%	65,965	4.8%
Government & Public Services	31	1,275,972	1.2%	30,995	2.3%
Healthcare	82	1,662,903	1.6%	30,246	2.2%
Information & Communications	17	1,507,709	1.5%	27,289	2.0%
Insurance	20	2,163,389	2.1%	40,764	3.0%
License Agreement	8	—	—%	8	—%
Logistics	63	4,800,451	4.7%	41,507	3.0%
Manufacturing	69	19,428,581	18.8%	127,237	9.2%
Mining & Natural Resources	16	736,172	0.7%	14,744	1.1%
Other Services	38	5,234,675	5.1%	19,417	1.4%
Professional Services	72	4,242,109	4.1%	59,606	4.3%
Real Estate	3	44,059	—%	658	—%
Rental	44	712,860	0.7%	6,734	0.5%
Restaurants - Other	998	6,818,126	6.6%	253,936	18.4%
Restaurants - Quick Service	1,218	4,372,927	4.2%	121,506	8.8%
Retail - Apparel & Jewelry	15	1,402,799	1.4%	15,311	1.1%
Retail - Automotive	167	1,197,391	1.2%	21,987	1.6%
Retail - Department Stores	14	1,050,948	1.0%	8,591	0.6%
Retail - Discount	830	10,282,525	10.0%	93,982	6.8%
Retail - Electronics & Appliances	23	701,381	0.7%	9,617	0.7%
Retail - Gas & Convenience	127	526,556	0.5%	27,114	2.0%
Retail - Grocery & Supermarket	87	5,631,656	5.5%	59,055	4.3%
Retail - Hobby, Books & Music	10	364,971	0.4%	3,557	0.3%
Retail - Home & Garden	103	7,866,439	7.6%	57,724	4.2%
Retail - Home Furnishings	39	452,976	0.4%	7,400	0.5%
Retail - Internet	3	3,048,444	3.0%	14,159	1.0%
Retail - Office Supply	5	97,396	0.1%	1,355	0.1%
Retail - Pet Supply	25	902,817	0.9%	18,444	1.3%
Retail - Pharmacy	339	4,915,236	4.8%	110,836	8.1%
Retail - Specialty (Other)	27	575,679	0.6%	6,362	0.5%
Retail - Sporting Goods	22	1,271,446	1.2%	14,876	1.1%
Transportation	1	49,920	—%	6	—%
Utilities	2	40,734	—%	931	0.1%
Other(1)	51	736,476	0.7%	435	—%
	4,931	103,148,546	100%	1,376,764	100%
_______________________________________________
(1) Includes billboard, construction in progress, parking and vacant assets.

American Realty Capital Properties, Inc.
Property Geographic Diversification
(Dollars in thousands)

State/Possession	Number of Properties	Square Feet	Leased Square Feet as a % of Total Portfolio	Annualized Rental Income	Annualized Rental Income as a % of Total Portfolio
Alabama	158	1,765,783	1.7%	$32,818	2.4%
Alaska	3	25,070	—%	774	0.1%
Alberta	4	31,667	—%	1,912	0.1%
Arizona	88	3,009,724	2.9%	53,067	3.9%
Arkansas	103	1,027,467	1.0%	13,083	1.0%
California	102	5,028,083	4.9%	75,691	5.5%
Colorado	59	1,935,612	1.9%	29,251	2.1%
Connecticut	20	99,818	0.1%	2,840	0.2%
Delaware	12	106,658	0.1%	2,582	0.2%
District of Columbia	1	3,210	—%	44	—%
Florida	303	5,230,412	5.1%	81,141	5.9%
Georgia	227	5,010,854	4.9%	67,873	4.9%
Idaho	20	146,935	0.1%	4,542	0.3%
Illinois	193	6,136,866	6.0%	82,280	6.0%
Indiana	147	5,972,034	5.8%	46,595	3.4%
Iowa	54	1,621,488	1.6%	15,524	1.1%
Kansas	53	2,400,807	2.3%	17,035	1.2%
Kentucky	95	2,242,251	2.2%	27,355	2.0%
Louisiana	103	1,685,842	1.6%	23,878	1.7%
Maine	25	648,410	0.6%	8,547	0.6%
Manitoba	2	15,900	—%	827	0.1%
Maryland	35	871,590	0.8%	17,910	1.3%
Massachusetts	41	2,650,803	2.6%	31,059	2.3%
Michigan	194	2,495,930	2.4%	39,966	2.9%
Minnesota	48	585,633	0.6%	9,188	0.7%
Mississippi	81	1,843,066	1.8%	16,397	1.2%
Missouri	172	1,954,947	1.9%	27,910	2.0%
Montana	10	85,057	0.1%	1,701	0.1%
Nebraska	25	695,991	0.7%	12,719	0.9%
Nevada	33	753,105	0.7%	9,870	0.7%
New Hampshire	20	250,717	0.2%	4,398	0.3%
New Jersey	39	1,693,388	1.6%	37,458	2.7%
New Mexico	57	934,278	0.9%	14,514	1.1%
New York	94	1,809,498	1.8%	34,465	2.5%
North Carolina	187	3,965,561	3.8%	43,417	3.2%
North Dakota	12	200,818	0.2%	4,589	0.3%
Ohio	301	5,829,486	5.7%	56,768	4.1%
Oklahoma	90	2,113,928	2.0%	27,318	2.0%
Ontario	11	77,885	0.1%	4,242	0.3%
Oregon	17	319,773	0.3%	4,433	0.3%
Pennsylvania	176	5,806,529	5.6%	60,286	4.4%
Puerto Rico	3	87,550	0.1%	2,429	0.2%
Rhode Island	14	214,079	0.2%	3,649	0.3%
Saskatchewan	2	16,800	—%	796	0.1%
South Carolina	126	3,380,193	3.3%	30,641	2.2%
South Dakota	11	124,104	0.1%	1,614	0.1%
Tennessee	137	3,487,182	3.4%	34,528	2.5%
Texas	628	12,037,105	11.7%	175,323	12.7%
Utah	14	142,598	0.1%	3,178	0.2%
Vermont	8	36,749	—%	734	0.1%
Virginia	120	2,135,543	2.1%	38,281	2.8%
Washington	27	492,078	0.5%	11,840	0.9%
West Virginia	44	271,806	0.3%	6,917	0.5%
Wisconsin	88	1,569,827	1.5%	18,858	1.4%
Wyoming	11	70,058	0.1%	1,709	0.1%
	4,648	103,148,546	100.0%	$1,376,764	100.0%

American Realty Capital Properties, Inc.
Property Building Type Diversification
(Dollars in thousands)

Property Type	Number of Properties	Square Feet	Square Feet as a % of Total Portfolio	Annualized Rental Income	Annualized Rental Income as a % of Total Portfolio
Retail	4,259	42,821,364	41.6%	$819,764	59.6%
Office	165	17,414,512	16.9%	314,059	22.8%
Multi-Tenant Retail	20	1,880,571	1.8%	26,501	1.9%
Distribution	94	28,303,085	27.4%	142,393	10.3%
Industrial	79	11,766,597	11.4%	67,213	4.9%
Other(1)	31	962,417	0.9%	6,834	0.5%
	4,648	103,148,546	100.0%	$1,376,764	100.0%
_______________________________________________
(1) Includes billboard, construction in progress, parking and vacant assets.

American Realty Capital Properties, Inc.
Lease Expirations
(Dollars in thousands)

Year of Expiration	Number of Leases Expiring	Square Feet	Square Feet as a % of Total Portfolio	Annualized Rental Income Expiring	Annualized Rental Income Expiring as a % of Total Portfolio
2015	243	3,482,402	3.4%	$27,367	2.0%
2016	153	3,555,200	3.5%	34,004	2.5%
2017	278	5,073,324	4.9%	59,116	4.3%
2018	248	3,107,173	3.0%	41,052	3.0%
2019	201	3,343,272	3.2%	56,797	4.1%
2020	188	3,672,980	3.6%	45,729	3.3%
2021	183	12,263,521	11.9%	92,984	6.8%
2022	265	9,379,757	9.1%	79,730	5.8%
2023	234	6,536,828	6.3%	86,953	6.3%
2024	199	10,305,839	10.0%	127,311	9.3%
	2,192	60,720,296	10.0%	$651,043	47.3%

Year of Expiration	Number of Leases Expiring	Square Feet	Square Feet as a % of Total Portfolio	Annualized Rental Income Expiring	Annualized Rental Income Expiring as a % of Total Portfolio

2015
Retail	12	68,050	0.1%	$961	0.1%
Office	41	1,016,391	1.0%	10,781	0.8%
Restaurant	154	575,004	0.6%	9,673	0.7%
Multi-Tenant Retail	27	115,849	0.1%	1,196	0.1%
Distribution	3	1,463,353	1.4%	4,751	0.3%
Industrial	—	—	—%	—	—%
Other(1)	6	243,755	0.2%	5	—%
Total 2015	243	3,482,402	3.4%	$27,367	2.0%

2016
Retail	11	94,394	0.1%	$1,101	0.1%
Office	14	741,182	0.7%	12,627	0.9%
Restaurant	97	364,263	0.4%	8,735	0.6%
Multi-Tenant Retail	23	111,225	0.1%	1,637	0.1%
Distribution	7	2,244,136	2.2%	9,885	0.7%
Industrial	—	—	—%	—	—%
Other(1)	1	—	—%	19	—%
Total 2016	153	3,555,200	3.5%	$34,004	2.4%

2017
Retail	101	615,899	0.6%	$14,139	1.0%
Office	27	1,399,198	1.4%	21,307	1.5%
Restaurant	107	610,282	0.6%	11,122	0.8%
Multi-Tenant Retail	33	157,116	0.2%	2,701	0.2%
Distribution	6	2,139,597	2.1%	9,268	0.7%
Industrial	3	151,232	0.1%	564	—%
Other(1)	1	—	—%	15	—%
Total 2017	278	5,073,324	4.9%	$59,116	4.2%

American Realty Capital Properties, Inc.
Lease Expirations
(Dollars in thousands)

Year of Expiration	Number of Leases Expiring	Square Feet	Square Feet as a % of Total Portfolio	Annualized Rental Income Expiring	Annualized Rental Income Expiring as a % of Total Portfolio
2018
Retail	76	973,110	0.9%	$13,930	1.0%
Office	12	341,746	0.3%	7,525	0.5%
Restaurant	116	423,667	0.4%	10,103	0.7%
Multi-Tenant Retail	30	305,296	0.3%	4,239	0.3%
Distribution	7	849,596	0.8%	4,002	0.3%
Industrial	6	213,758	0.2%	1,241	0.1%
Other(1)	1	—	—%	12	—%
Total 2018	248	3,107,173	3.0%	$41,052	2.9%

2019
Retail	56	1,354,979	1.3%	$15,445	1.1%
Office	15	1,042,080	1.0%	25,389	1.8%
Restaurant	98	441,175	0.4%	9,717	0.7%
Multi-Tenant Retail	28	215,964	0.2%	3,548	0.3%
Distribution	2	220,643	0.2%	2,212	0.2%
Industrial	2	68,431	0.1%	486	—%
Other(1)	—	—	—%	—	—%
Total 2019	201	3,343,272	3.2%	$56,797	4.1%

2020
Retail	82	1,076,801	1.0%	$13,578	1.0%
Office	18	1,673,139	1.6%	20,147	1.5%
Restaurant	71	284,763	0.3%	7,062	0.5%
Multi-Tenant Retail	11	150,956	0.1%	1,736	0.1%
Distribution	—	—	—%	—	—%
Industrial	5	478,921	0.5%	3,205	0.2%
Other(1)	—	—	—%	—	—%
Total 2020	188	3,672,980	3.6%	$45,729	3.3%

2021
Retail	75	1,333,781	1.3%	$20,390	1.5%
Office	17	1,879,277	1.8%	31,212	2.3%
Restaurant	63	202,277	0.2%	5,670	0.4%
Multi-Tenant Retail	9	118,230	0.1%	1,874	0.1%
Distribution	15	7,571,709	7.3%	29,936	2.2%
Industrial	4	1,158,247	1.1%	3,902	0.3%
Other(1)	—	—	—%	—	—%
Total 2021	183	12,263,521	11.9%	$92,984	6.8%

2022
Retail	157	2,130,780	2.1%	$28,422	2.1%
Office	9	665,954	0.6%	13,436	1.0%
Restaurant	63	370,553	0.4%	8,070	0.6%
Multi-Tenant Retail	5	66,053	0.1%	1,333	0.1%
Distribution	21	5,091,372	4.9%	21,779	1.6%
Industrial	10	1,055,045	1.0%	6,690	0.5%
Other(1)	—	—	—%	—	—%
Total 2022	265	9,379,757	9.1%	$79,730	5.9%

American Realty Capital Properties, Inc.
Lease Expirations
(Dollars in thousands)

Year of Expiration	Number of Leases Expiring	Square Feet	Square Feet as a % of Total Portfolio	Annualized Rental Income Expiring	Annualized Rental Income Expiring as a % of Total Portfolio

2023
Retail	123	1,870,739	1.8%	$23,356	1.7%
Office	26	1,685,099	1.6%	36,382	2.6%
Restaurant	62	325,483	0.3%	7,194	0.5%
Multi-Tenant Retail	7	129,367	0.1%	2,615	0.2%
Distribution	9	2,230,423	2.2%	14,288	1.0%
Industrial	7	295,717	0.3%	3,118	0.2%
Other(1)	—	—	—%	—	—%
Total 2023	234	6,536,828	6.3%	$86,953	6.2%

2024
Retail	112	2,361,139	2.3%	$31,764	2.3%
Office	27	4,102,960	4.0%	73,636	5.3%
Restaurant	44	200,946	0.2%	5,573	0.4%
Multi-Tenant Retail	4	131,512	0.1%	859	0.1%
Distribution	6	1,939,889	1.9%	8,554	0.6%
Industrial	5	1,119,393	1.1%	5,405	0.4%
Other(1)	—	—	—%	—	—%
Total 2024	199	10,305,839	10.0%	$127,311	9.2%

Total 2015 - 2024	2,192	60,720,296	58.9%	$651,043	47.0%
_______________________________________________
(1) Includes billboard, construction in progress, parking and vacant assets.

American Realty Capital Properties, Inc.
Unconsolidated Joint Venture Investment Summary
(Dollars in thousands)

The following table shows certain information regarding the Company’s interests in unconsolidated joint ventures as of December 31, 2014:

Joint Venture	Partner	Ownership %	Pro rata Share of Purchase Price	Rentable Square Feet (1)	Annualized Rental Income (1)	Debt (1) (2)	Major Tenants
Cole/Mosaic JV South Elgin IL, LLC	Affiliate of Mosaic Properties and Development, LLC	50%	$17,000	232,000	$2,904	$20,400	Home Depot, Best Buy
Chandler Festival SPE, LLC	Propstra Chandler Trust & RED Development, LLC	45%(3)	27,878	360,000	5,346	28,533	Nordstrom Rack, Buy Buy Baby, Ross, TJ Maxx
Chandler Village Center, LLC (AZ)	Propstra Chandler Trust & RED Development, LLC	45%(3)	13,316	130,000	2,454	20,370	Sports Authority, Bed Bath & Beyond, DSW
Cole/LBA JV OF Pleasanton CA	Affiliate of LBA Realty	90%	86,850	343,000	7,165	57,000	Clorox Companies
Chandler Gateway SPE, LLC	Propstra Chandler Trust & RED Development, LLC	45%(3)	12,884	260,000	2,193	18,157	Hobby Lobby, Wal-Mart
Cole/Faison JV Bethlehem GA, LLC	Faison-Winder Investors, LLC	90%	33,429	280,000	3,248	26,000	Publix, Belk
Total Unconsolidated Joint Ventures			$191,357	1,605,000	$23,310	$170,460
Interest (4)					$15,321	$115,077
_______________________________________________

(1)	Rentable square feet, annualized rental income and debt represent information for the total unconsolidated joint venture.

(2)
Debt represents secured fixed and variable rates ranging from 2.05% to 6.15% and maturities ranging from July 2015 to July 2021, with a weighted-average interest rate of 3.69% as of December 31, 2014 and a weighted-average years to maturity of 2.2 years as of December 31, 2014.

(3)	Represents the Company’s 90% interest in a consolidated joint venture, whose only assets are 50% interests in the respective unconsolidated joint ventures.

(4)	Represents the Company’s aggregate interest in unconsolidated joint ventures as of December 31, 2014.

American Realty Capital Properties, Inc.
Managed Programs

Program Summary
The following table shows the Managed Programs' cumulative activity summary information as of December 31, 2014 (dollars in thousands):

Program	Capital Raised (1)	Number of Investments (2)	Assets Under Management (3)	Total Debt Outstanding
Open Programs:
Cole Credit Property Trust V, Inc. (“CCPT V”)	$173,742	79	$384,845	$247,145
Cole Real Estate Income Strategy (Daily NAV), Inc. (“INAV”)	137,163	75	230,148	120,304
Cole Office & Industrial REIT (CCIT II), Inc. (“CCIT II”)	244,906	23	656,516	430,916
Total Open Programs	555,811	177	1,271,509	798,365

Closed Programs:(4)
Cole Credit Property Trust IV, Inc. (“CCPT IV”)	3,048,388	759	3,985,769	1,466,507
Cole Corporate Income Trust, Inc. (“CCIT”)	1,974,423	87	2,669,551	1,017,586
Other Programs	372,617	74	636,711	357,307
Total Closed Programs	5,395,428	920	7,292,031	2,841,400

Total	$5,951,239	1,097	$8,563,540	$3,639,765
_______________________________________________

(1)	Capital raised represents gross proceeds, including DRIP shares issued.

(2)	Number of investments includes properties owned through consolidated joint ventures.

(3)	Assets under management represents total gross real estate and related assets, including net investments in consolidated joint ventures, net of gross intangible lease liabilities.

(4)	The Closed Programs include CCPT IV and CCIT and Other Programs include tenant-in-common programs, Delaware statutory trust programs and Cole Growth Opportunity Fund I, L.P.
Offering Summary
The following table shows offering summary information for the Managed Programs as of December 31, 2014:

Program	Primary Investment Strategy	Offering Commencement Date	% of Outstanding Shares Owned by ARCP	Offering Price/NAV	Annualized Distribution
CCPT V	Retail	3/17/2014	1.69%	$25.00	6.30%
INAV	Diversified	12/6/2011(1)	0.19%	(2) (3)	(3)
CCIT II	Office and industrial	9/17/2013	1.20%	$10.00	6.00%
Closed Programs	Various	Prior to 2012	less than 0.01%	Various	Various
_______________________________________________

(1)
On August 26, 2013, INAV designated the existing shares of INAV's common stock that were sold prior to such date to be Wrap Class shares (“W Shares”) of common stock and registered two new classes of INAV common stock, Advisor Class shares (“A Shares”) and Institutional Class shares (“I Shares”). As the existing class of common stock, W Shares were first issued on December 6, 2011, A Shares were first issued on October 10, 2013 and I Shares were first issued on November 19, 2013.

(2)
The Net Asset Value for each share class (“NAV per share”) is calculated daily as of the close of business using a process that reflects (i) estimated values of each of INAV’s commercial real estate assets, related liabilities and notes receivable secured by real estate provided periodically by INAV’s independent valuation expert in individual appraisal reports, (ii) daily updates in the price of liquid assets for which third party market quotes are available, (iii) accruals of INAV’s daily distributions and (iv) estimates of daily accruals, on a net basis, of operating revenues, expenses, debt service costs and fees.

(3)	Calculated using a daily distribution rate per share and NAV per share, for each share class, as of the close of business on December 31, 2014:

Share Class	Date of Offering		NAV Per Share	Daily Distribution Rate	Annualized Distribution
W Shares	12/6/2011	(3)	$17.51	$0.002679023	5.58%
A Shares	10/10/13	(3)	$17.45	$0.002669685	5.58%
I Shares	11/19/13	(3)	$17.55	$0.002685428	5.59%

American Realty Capital Properties, Inc.
Managed Programs

Fee Summary
The following table shows fee summary information for Cole Capital for certain of the Managed Programs as of December 31, 2014:

	Offering Fees		Transaction Fees		Management Fees
Program	Selling Commissions (1)	Dealer Manager and Distribution Fees (2)	Acquisition Transactional Fees (3)	Financing Transactional Fees	Property Management Fees (4)	Asset Management / Advisory Fees		Performance Fees
Open Programs
CCPT V	7%	2%	2%	—%	—%	0.65% - 0.75%	(6)	15%	(7)
INAV	(5)	(5)	—%	—%	—%	0.90%		25%	(8)
CCIT II	7%	2%	2%	—%	—%	0.65% - 0.75%	(6)	15%	(7)

Closed Programs
CCPT IV	7%	2%	2%	—%	—%	0.65% - 0.75%	(6)	15%	(7)
CCIT	7%	2%	2%	—%	—%	0.65% - 0.75%	(6)	15%	(7)
Other Programs	N/A	N/A	Various	Various	Various	Various		Various
_______________________________________________

(1)	The Company reallows 100% of selling commissions earned to participating broker-dealers.

(2)	The Company may reallow all or a portion of its dealer manager fee or applicable distribution fee to participating broker-dealers as a marketing and due diligence expense reimbursement.

(3)	Percent taken on gross purchase price.

(4)	Percent taken on gross revenues (leasing fees based on prevailing market rates with restrictions).

(5)
In connection with the INAV offering, the Company will receive selling commissions, an asset-based dealer manager fee and/or an asset-based distribution fee, as summarized in the table below for each class of common stock:

Share Class	Selling Commission (1)	Dealer Manager Fee (2)	Distribution Fee (2)
W Shares	—	0.55%	—
A Shares	up to 3.75%	0.55%	0.50%
I Shares	—	0.25%	—

(6)	Annualized fee based on the average monthly invested assets.

(7)
Performance fee paid only under the following events: (i) if shares are listed on a national securities exchange; (ii) if the respective Managed Program is sold or the assets are liquidated; or (iii) upon termination of the advisory agreement. In connection with such events, the performance fee will only be earned upon the return to investors of their net capital invested and an 8% annual cumulative, non-compounded return (6% in the case of CCPT V).

(8)	Performance fee paid for any year in which the total return on stockholders' capital exceeds 6% per annum on a calendar year basis.

American Realty Capital Properties, Inc.
Managed Programs

Program Activity Summary
The following table shows the Managed Programs' activity summary information for the three-month period ended on December 31, 2014 (dollars in thousands):

Program	Capital Raised (1)	Number of Investments Acquired (2)	Purchase Price of Acquisitions (3)	Number of Investments Sold	Sales Price of Dispositions	New Debt (4)
Open Programs:
CCPT V	$62,205	32	$190,978	—	$—	$275,000
INAV	10,656	4	4,956	—	—	20,000
CCIT II	59,107	6	339,835	—	—	210,100
Total Open Programs	131,968	42	535,769		—	505,100

Closed Programs:
CCPT IV	27,913	88	407,049	—	—	119,065
CCIT	—	—	—	—	—	—
Other Programs	—	—	—	(3)	(17,200)	—
Total Closed Programs	27,913	88	407,049	(3)	(17,200)	119,065

Total	$159,881	130	$942,818	(3)	$(17,200)	$624,165
_______________________________________________

(1)	Capital raised represents gross proceeds, including DRIP shares issued.

(2)	Number of investments acquired includes properties owned through consolidated joint ventures.

(3)	Purchase price of properties includes pro rata share for consolidated joint ventures.

(4)
New debt may include (i) outstanding face value of new mortgage notes payable, (ii) total allowable borrowings under new credit facilities into which the Managed Programs entered and (iii) increases in allowable borrowings to existing credit facilities in accordance with amendments executed.

Revenue Summary
The following table shows the Managed Programs' revenue information for the three-month period ended December 31, 2014 (dollars in thousands):

Program	Offering Related Revenue and Reimbursements	Transaction Service Revenue	Management Service Revenue and Reimbursements	Total Managed Programs Revenue and Reimbursements
Open Programs:
CCPT V	$6,666	$3,841	$1,943	$12,450
INAV	361	—	1,488	1,849
CCIT II	6,079	6,825	1,167	14,071
Gross revenues - Open Programs	13,106	10,666	4,598	28,370
Less:
Reallowed revenues	9,304	—	—	9,304
Reimbursements	2,507	—	1,847	4,354
Adjusted Revenues (1) - Open Programs	1,295	10,666	2,751	14,712

Closed Programs:
CCPT IV	46	7,895	9,465	17,406
CCIT	—	—	5,966	5,966
Other Programs	—	169	371	540
Gross revenues - Closed Programs	46	8,064	15,802	23,912
Less:
Reimbursements	46	—	3,410	3,456
Adjusted Revenues (1) - Closed Programs	—	8,064	12,392	20,456

Total Adjusted Revenues (1)	$1,295	$18,730	$15,143	$35,168
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(1)	Adjusted Revenues is a non-GAAP measure. See the Definitions section that begins on page 32 for a description of the Company’s non-GAAP measures.

American Realty Capital Properties, Inc.
Definitions

Adjusted Revenues is a non-GAAP financial measure that represents revenue on a GAAP basis adjusted to eliminate revenue recorded as reimbursement revenue in accordance with GAAP, of certain expense, which are included in reallowed fees and commissions and general and administrative expenses.

Annualized Adjusted EBITDA includes full-year real estate activities adjusted for mid-period acquisitions, normalized full-year activity for Cole Capital, less cash general and administrative expenses and property operating expenses.

Annualized Interest Expense is full-year interest expense based on outstanding debt balances as of quarter end.

Average Annual Rent is annualized rental income under our leases reflecting straight-line rent adjustments associated with contractual rent increases in the leases as required by GAAP, as further adjusted to reflect the effect of tenant concessions and abatements such as free rent.

Creditworthy Tenants are determined by us based on our own assessment of the tenant financial condition based on our underwriting criteria.

EBITDA, a non-GAAP measure, is defined as earnings before interest, taxes, depreciation and amortization, excluding one-time expenses for acquisition, merger and other transaction costs.

Funds from Operations and Adjusted Funds from Operations
Due to certain unique operating characteristics of real estate companies, as discussed below, the National Association of Real Estate Investment Trusts, Inc. (“NAREIT”), an industry trade group, has promulgated a measure known as funds from operations (“FFO”), which we believe to be an appropriate supplemental measure to reflect the operating performance of a REIT. The use of FFO is recommended by the REIT industry as a supplemental performance measure. FFO is not equivalent to our net income or loss as determined under U.S. GAAP.
We define FFO, a non-U.S. GAAP measure, consistent with the standards established by the White Paper on FFO approved by the Board of Governors of NAREIT, as revised in February 2004 (the “White Paper”). The White Paper defines FFO as net income or loss computed in accordance with U.S. GAAP, excluding gains or losses from sales of property but including asset impairment writedowns, plus depreciation and amortization, after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO. Our FFO calculation complies with NAREIT’s policy described above.
The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, which implies that the value of real estate assets diminishes predictably over time, especially if such assets are not adequately maintained or repaired and renovated as required by relevant circumstances and/or is requested or required by lessees for operational purposes in order to maintain the value disclosed. We believe that, since real estate values historically rise and fall with market conditions, including inflation, interest rates, the business cycle, unemployment and consumer spending, presentations of operating results for a REIT using historical accounting for depreciation may be less informative. Historical accounting for real estate involves the use of U.S. GAAP. Any other method of accounting for real estate such as the fair value method cannot be construed to be any more accurate or relevant than the comparable methodologies of real estate valuation found in U.S. GAAP. Nevertheless, we believe that the use of FFO, which excludes the impact of real estate related depreciation and amortization, provides a more complete understanding of our performance to investors and to management, and when compared year over year, reflects the impact on our operations from trends in occupancy rates, rental rates, operating costs, general and administrative expenses, and interest costs, which may not be immediately apparent from net income. However, FFO and adjusted funds from operations (“AFFO”), as described below, should not be construed to be more relevant or accurate than the current U.S. GAAP methodology in calculating net income or in its applicability in evaluating our operating performance. The method utilized to evaluate the value and performance of real estate under U.S. GAAP should be construed as a more relevant measure of operational performance and considered more prominently than the non-U.S. GAAP FFO and AFFO measures and the adjustments to U.S. GAAP in calculating FFO and AFFO.
We consider FFO and AFFO useful indicators of the performance of a REIT. Because FFO calculations exclude such factors as depreciation and amortization of real estate assets and gains or losses from sales of operating real estate assets (which can vary among owners of identical assets in similar conditions based on historical cost accounting and useful-life estimates), they facilitate comparisons of operating performance between periods and between other REITs in our peer group. Accounting for real estate assets in accordance with U.S. GAAP implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered the presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves.

American Realty Capital Properties, Inc.
Definitions

Changes in the accounting and reporting promulgations under U.S. GAAP (for acquisition fees and expenses from a capitalization/depreciation model to an expensed-as-incurred model) that were put into effect in 2009 and other changes to U.S. GAAP accounting for real estate subsequent to the establishment of NAREIT’s definition of FFO have prompted an increase in cash-settled expenses, specifically acquisition fees and expenses for all industries as items that are expensed under U.S. GAAP, that are typically accounted for as operating expenses. Management believes these fees and expenses do not affect our overall long-term operating performance. While certain companies may experience significant acquisition activity, other companies may not have significant acquisition activity and management believes that excluding costs such as merger and transaction costs and acquisition related costs from property operating results provides useful information to investors and provides information that improves the comparability of operating results with other companies who do not have significant merger or acquisition activities. AFFO is not equivalent to our net income or loss as determined under U.S. GAAP, and AFFO may not be a useful measure of the impact of long-term operating performance if we continue to have such activities in the future.
We exclude certain income or expense items from AFFO that we consider more reflective of investing activities, other non-cash income and expense items and the income and expense effects of other activities that are not a fundamental attribute of our business plan. These items include unrealized gains and losses, which may not ultimately be realized, such as gains or losses on derivative instruments, gains or losses on contingent valuation rights, gains and losses on investments and early extinguishment of debt. In addition, by excluding non-cash income and expense items such as amortization of above and below market leases, amortization of deferred financing costs, straight-line rent and non-cash equity compensation from AFFO we believe we provide useful information regarding income and expense items which have no cash impact and do not provide us liquidity or require our capital resources. By providing AFFO, we believe we are presenting useful information that assists investors and analysts to better assess the sustainability of our ongoing operating performance without the impacts of transactions that are not related to the ongoing profitability of our portfolio of properties. We also believe that AFFO is a recognized measure of sustainable operating performance by the REIT industry. Further, we believe AFFO is useful in comparing the sustainability of our operating performance with the sustainability of the operating performance of other real estate companies that are not as involved in activities which are excluded from our calculation. Investors are cautioned that AFFO should only be used to assess the sustainability of our operating performance excluding these activities, as it excludes certain costs that have a negative effect on our operating performance during the periods in which these costs are incurred.
In addition, we exclude certain interest expenses related to securities that are convertible to common stock as the shares are assumed to have converted to common stock in our calculation of weighted average shares of common stock-fully diluted. As the Company’s convertible notes have a cash or stock settlement option and the Company has the ability and intent to settle its convertible notes in cash, the interest expense related to our convertible notes have not been excluded from AFFO, and accordingly, the shares are not assumed to have converted to common stock in our calculation of weighted average shares of common stock-fully diluted.
In calculating AFFO, we exclude expenses, which under U.S. GAAP are characterized as operating expenses in determining operating net income. These expenses are paid in cash by us, and therefore such funds will not be available to distribute to investors. All paid and accrued merger and acquisition fees and certain other expenses negatively impact our operating performance during the period in which expenses are incurred or properties are acquired and will have negative effects on returns to investors, the potential for future distributions, and cash flows generated by us, unless earnings from operations or net sales proceeds from the disposition of other properties are generated to cover the purchase price of the property and certain other expenses. Therefore, AFFO may not be an accurate indicator of our operating performance, especially during periods in which mergers are being consummated or properties are being acquired or certain other expenses are being incurred. AFFO that excludes such costs and expenses would only be comparable to companies that did not have such activities. Further, under U.S. GAAP, certain contemplated non-cash fair value and other non-cash adjustments are considered operating non-cash adjustments to net income in determining cash flow from operating activities. In addition, we view fair value adjustments as items which are unrealized and may not ultimately be realized. We view both gains and losses from fair value adjustments as items which are not reflective of ongoing operations and are therefore typically adjusted for when assessing operating performance. Excluding income and expense items detailed above from our calculation of AFFO provides information consistent with management’s analysis of the operating performance of the properties. Additionally, fair value adjustments, which are based on the impact of current market fluctuations and underlying assessments of general market conditions, but can also result from operational factors such as rental and occupancy rates, may not be directly related or attributable to our current operating performance. By excluding such changes that may reflect anticipated and unrealized gains or losses, we believe AFFO provides useful supplemental information.
As a result, we believe that the use of FFO and AFFO, together with the required U.S. GAAP presentations, provide a more complete understanding of our performance relative to our peers and a more informed and appropriate basis on which to make decisions involving operating, financing, and investing activities.

American Realty Capital Properties, Inc.
Definitions

FFO and AFFO are non-U.S. GAAP financial measures and do not represent net income as defined by U.S. GAAP. FFO and AFFO do not represent cash flows from operations as defined by U.S. GAAP, are not indicative of cash available to fund all cash flow needs and liquidity, including our ability to pay distributions and should not be considered as alternatives to net income, as determined in accordance with U.S. GAAP, for purposes of evaluating our operating performance. Other REITs may not define FFO in accordance with the current NAREIT definition (as we do) or may interpret the current NAREIT definition differently than we do and/or calculate AFFO differently than we do. Consequently, our presentation of FFO and AFFO may not be comparable to other similarly titled measures presented by other REITs.
Investment Grade is a determination made by major credit rating agencies and, for these purposes, includes an affiliate of an entity with an investment-grade rating.